UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EKSPORTFINANS ASA
(Exact name of registrant as specified in its charter)

Kingdom of Norway (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Dronning Mauds gate 15
N-0250 Oslo
Norway
(Address of principal executive offices, including Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:

$1,000,000,000 5.50% Notes due January 26, 2017	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-140456

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Eksportfinans ASA hereby incorporates by reference the description of its securities to be registered hereunder contained in (a) the Prospectus dated February 5, 2007 under “Description of debt securities” and in the Prospectus Supplement dated February 5, 2007 under “Description of debt securities”, in each case filed with the Commission on April 12, 2007 pursuant to Rule 424(b)(2), and (b) Pricing Supplement No. 22 dated June 19, 2007 filed with the Commission pursuant to Rule 424(b)(3) on June 21, 2007, in the case of both (a) and (b) in connection with Registration Statement on Form F-3 File No. 333-140456 declared effective by the Commission on February 5, 2007.
Item 2. Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eksportfinans ASA (Registrant)

By:	/s/ TOR F. JOHANSEN
	Name: Title:	Tor F. Johansen President and Chief Executive Officer

Date: December 18, 2007